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                                 EXHIBIT 10.1

                       WEITZER HOMEBUILDERS INCORPORATED
                                1999 STOCK PLAN


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                       WEITZER HOMEBUILDERS INCORPORATED
                                1999 STOCK PLAN


     1. Purpose. The purpose of the Weitzer Homebuilders Incorporated 1999 Stock Plan (the "Plan") is to further the interests of Weitzer Homebuilders Incorporated (the "Company"), its subsidiaries and its shareholders by providing incentives in the form of grants of stock bonuses to persons who contribute to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company, its affiliates, and its subsidiaries in attracting and retaining key persons.

     2.   Definitions. The following definitions shall apply to this Plan:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Common Stock" means the Class A Common Stock, par value $.001 per share of the Company.

          (c) "Company" means Weitzer Homebuilders Incorporated

          (d) "Plan" means this Weitzer Homebuilders Incorporated 1999 Stock
Plan.

          (e) "Share" means a share of the Common Stock.

     3. Administration. This Plan will be administered by either the Board of Directors of the Company or a Committee appointed by the Board to administer the Plan. The Board of Directors of the Company and/or the Committee, if one is appointed, shall have the exclusive power to select the recipients of awards pursuant to this Plan, to establish the terms of the awards granted to each recipient, and to make all other determinations necessary or advisable under the Plan. The Board and/or the Committee shall have the sole and absolute discretion to determine whether the performance of a person warrants an award under this Plan, and to determine the size and type of the award. The Board and/or Committee shall have the full and exclusive power to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. The Board and/or the Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Board and/or the Committee may retain counsel at the expense of the Company. Any determinations made by the Board and/or the Committee will be final and binding on all persons. A member of the Board and/or the Committee will not be liable for performing any act or making any determination in good faith.
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     4. Shares Subject to Plan. Subject to the provisions of the Plan, the maximum aggregate number of Shares that may be subject to awards under the Plan shall be 10,000. If an award should expire or become unexercisable for any reason, the Shares that were subject to such award shall, unless the Plan has then terminated, be available for other awards under the Plan.

     5. Eligibility. Any person that the Committee in its sole discretion designates is eligible to receive an award under this Plan. The Board's and/or the Committee's grant of an award to a recipient in any year does not require the Board and/or the Committee to grant an award to any such recipient in any other year. Furthermore, the Board and/or the Committee may grant different awards to different recipients and has full discretion to choose whether to grant awards to any person. Recipients may include employees, agents, independent contractors, consultants, directors and/or officers of the Company and/or its affiliates, including employees, agents, independent contractors, consultants, officers and/or directors of Century Partners Group, Ltd. and/or its affiliates, provided that any such awards to such persons are deemed in the best interest of the Company and its shareholders and/or its affiliates.

     6. Stock Bonus Awards. Subject to the provisions of the Plan, the Board and/or Committee, at any time and from time to time, may grant Shares to Employees in such amounts as the Board and/or Committee shall determine in its sole and absolute discretion. The Board and/or the Committee shall impose such restrictions on any Shares granted pursuant to this Plan as it may deem advisable including, without limitation, vesting restrictions, restrictions based upon the achievement of specific performance goals, and/or restrictions under applicable federal or state securities laws, and may legend the certificate representing Shares to give appropriate notice of such restrictions.

     7. Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Board and/or the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any award, including, but not limited to, (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the cancelling of any number of shares of Common Stock in an amount sufficient to reimburse the Company for the amount it is required to so withhold, or (iii) withholding the amount due from any such person's wages or compensation due such person.

     Awards can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's Shares are listed at any time. Shares awarded under this Plan may or may not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as
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amended. Any certificate issued to evidence Shares issued under the Plan may bear appropriate legends and statements, and shall be subject to such transfer restrictions, as the Board and/or Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

     8. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which awards are authorized to be granted under this Plan shall be equitably adjusted by the Board and/or the Committee to reflect such changes.

     9. Liability of the Company. The Company and/or its affiliates shall not be liable to any person for any tax consequences incurred by a recipient or other person with respect to an award.

     10. Amendment and Termination of Plan. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan and/or recipients of an award under the Plan are or may be subject.

     11. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

     12. Duration of Plan. Awards may be granted under this Plan only during the 10 years immediately following the original effective date of this Plan.

     13. Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of the State of Florida without application to the principles of conflicts of laws.

     14. Effective Date. The effective date of this Plan shall be the date on which the Board adopts the Plan.
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     15. Not a Contract of Employment. Nothing contained in the Plan or in any agreement executed pursuant hereto shall be deemed to confer upon a recipient any right to remain in the employ of the Company and/or its affiliates or in any way limit the right of the Company and/or its affiliates to terminate the employment of a recipient, or to terminate any other relationship with a recipient, including that of independent contractor or consultant.

     16. Other Compensation Plans. The adoption of this Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall this Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.